Exhibit 99.1
For Immediate Release

Contact:	(News Media) Tony Zehnder +1.312.396.7086
(Investors) Scott Galovic +1.317.817.3228

CNO Financial Group Announces Results
of Annual Shareholders Meeting

Carmel, Ind., May 9, 2012 - CNO Financial Group, Inc. (NYSE: CNO) announced that shareholders at the company's annual meeting earlier today:

•
Elected nine directors (Edward Bonach, Ellyn Brown, Robert Greving, Keith Long, Charles Murphy, Neal Schneider, Frederick Sievert, Michael Tokarz and John Turner) to serve terms expiring at next year's annual meeting.

•	Approved the adoption of the Amended and Restated Section 382 Shareholders Rights Plan.

•	Ratified the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for 2012.

•	On a non-binding advisory basis, voted in favor of the compensation paid to the company's named executive officers as disclosed in the proxy statement for the annual meeting.

About CNO
CNO is a holding company. Our insurance subsidiaries - principally Bankers Life and Casualty Company, Washington National Insurance Company and Colonial Penn Life Insurance Company - serve working American families and seniors by helping them protect against financial adversity and provide for a more secure retirement. For more information, visit CNO online at www.CNOinc.com.

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